UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2019

NEENAH, INC. (Exact Name Of Registrant As Specified In Charter)

Delaware (State of Incorporation)	001-32240 (Commission File No.)	20-1308307 (I.R.S. Employer Identification No.)

3460 Preston Ridge Road Alpharetta, Georgia 30005 (Address of principal executive offices, including zip code)

(678) 566-6500 (Registrant’s telephone number, including area code)

Not applicable (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(c) On July 24, 2019, Ronald Lane joined Neenah, Inc. (the “Company”) as Senior Vice President of Operations. Mr. Lane will lead the Company’s operations team to drive initiatives to enhance asset productivity and reduce manufacturing costs, while maintaining or improving quality, service and delivery to customers. Mr. Lane will report directly to John O’Donnell, Chief Executive Officer of the Company.
Prior to joining the Company, Mr. Lane was employed by Aleris Corporation, where he served as Senior Vice President of Global Manufacturing since 2015. Prior to this, Mr. Lane served in various operational leadership roles with National Starch & Chemical Company and Cytec Industries Incorporated.
In connection with his appointment, Mr. Lane will participate in the Company’s long-term equity compensation plan on an ongoing basis pursuant to the terms of the Company’s 2018 Omnibus Stock and Incentive Compensation Plan, all as determined by the Company’s Compensation Committee.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH, INC.
(Registrant)

Date: July 24, 2019	/s/ Noah S. Benz
Noah S. Benz Senior Vice President, General Counsel and Secretary